UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2019

Tetraphase Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-35837	20-5276217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Way Watertown, Massachusetts	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 715-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	TTPH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On June 10, 2019, the Board of Directors (the “Board”) of Tetraphase Pharmaceuticals, Inc. (the “Company”) authorized the implementation of a restructuring of its organization, including a 20% reduction in headcount, designed to focus its cash resources on commercializing XERAVA® primarily in the hospital setting. The majority of the roles eliminated in the reduction in headcount are research and development based and general and administrative positions. The reduction in headcount did not reduce any headcount in the commercial organization. The Company expects to complete the reduction in headcount by the end of the second quarter of 2019. Following the restructuring, over 50% of the Company’s full-time employees are expected to be commercial and medical affairs personnel. The Company expects that the reorganization and other cost-saving efforts will result in an approximate $8.2 million reduction in net cash required for operating activities on an annualized basis. The Company estimates it will incur aggregate restructuring charges of approximately $2.4 million consisting of pre-tax charges for severance and other costs, but excluding any non-cash charges related to the modification of equity awards. These restructuring charges are expected to be in incurred primarily during the second and third quarters of 2019. These estimates are subject to a number of assumptions, and actual results may differ. The Company may also incur additional costs not currently contemplated due to events that may occur as result of or that are associated with the restructuring.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Larry Edwards

On June 10, 2019, the Board appointed Larry Edwards as President and Chief Executive Officer, effective August 1, 2019. Mr. Edwards, the Company’s current Chief Operating Officer, will succeed Guy Macdonald, who will remain on the Board after August 1, 2019.

The Board also approved an increase in the size of the Board from seven to eight and the election of Mr. Edwards to the Board effective August 1, 2019. Mr. Edwards was elected as a Class I director to serve until the Company’s 2020 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal. Mr. Edwards will not receive separate compensation for services rendered as a director and will not serve on any committees of the Board.

Mr. Edwards, age 47, has served as the Company’s Chief Operating Officer since March 2018. From December 2016 to February 2018, Mr. Edwards served as the Company’s Senior Vice President, Chief Commercial Officer and from January 2016 to December 2016 as the Company’s Vice President, Commercial Operations. He also served as the Company’s Vice President, Marketing from July 2015 to January 2016. Prior to joining the Company, from April 2014 to June 2015, Mr. Edwards served as Senior Director, Marketing at Cubist Pharmaceuticals, Inc., a publicly traded biopharmaceutical company acquired by Merck & Co. in January 2015. Mr. Edwards previously served in various roles at Merck & Co., a publicly traded pharmaceutical company, from 1999 to April 2014, most recently serving as Global Marketing Director, Clostridium Difficile and New Infectious Disease Products. Mr. Edwards received a B.S. from Ohio University.

There are no family relationships between Mr. Edwards and any of the Company’s directors or executive officers. There are no transactions between Mr. Edwards or any of his immediate family members and the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with Mr. Edwards’ promotion, Mr. Edwards’ annual base salary will be increased to $500,000, effective August 1, 2019, and his an annual bonus target will be increased to 55% of his annual salary. The Board also approved a grant effective August 1, 2019, pursuant to and in accordance with the Company’s 2013 Stock Incentive Plan, as amended, of (1) a time-based restricted stock unit (“RSU”) award for 150,000 shares of the Company’s common stock , which award will vest in equal annual installments over a three-year period, and (2) a performance-based RSU award for 50,000 shares of the Company’s common stock, which performance-based RSUs may be earned upon the achievement of various milestones and, if earned, will vest no later than August 1, 2022, subject in each case to continued service.

Guy Macdonald

Mr. Macdonald will remain a member Board after August 1, 2019. Subject to his execution of a mutually acceptable separation agreement and release, Mr. Macdonald will receive the severance benefits applicable to terminations without cause under his employment agreement, as amended. The Company also expects to enter into a consulting agreement with Mr. Macdonald under which Mr. Macdonald is expected to provide consulting services through December 15, 2019 at an hourly rate not to exceed $500.00 per hour. Under the terms of the consulting agreement, upon the expiration of the consulting agreement any and all unvested time-based RSUs then held by Mr. Macdonald and earned but unvested performance-based RSUs then held by Mr. Macdonald would vest. Mr. Macdonald will not receive any fees under the Company’s director compensation program while he is serving as a consultant to the Company.

Dr. Larry Tsai

On June 10, 2019, Larry Tsai, M.D. resigned from his position as the Company’s Chief Medical Officer in order to pursue other interests. Dr. Tsai’s resignation is effective June 24, 2019. The Company intends to conduct a search for a candidate to assume Dr. Tsai’s duties.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2019 annual meeting of stockholders on June 10, 2019 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted in the following manner with respect to the following proposals:

1.	The election class III directors, each to serve for a three-year term expiring at the 2022 annual meeting of stockholders. The final voting results were as follows:

Nominee	For	Withheld	Non-Votes
Garen Bohlin	15,580,792	3,124,638	21,147,126
John Freund	6,359,088	12,346,342	21,147,126

2.	The amendment of the Company’s 2014 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder from 300,000 to 600,000 was approved as follows:

For:	16,653,499
Against:	2,035,925
Abstain:	16,006
Broker Non Votes:	21,147,126

3.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 was approved as follows:

For:	39,083,126
Against:	647,211
Abstain:	122,219

4.

The compensation of the Company’s named executive officers, as disclosed in the proxy statement for the Annual Meeting , was approved on an advisory, non-binding basis. The final voting results were as follows:

For:	14,226,370
Against:	4,444,196
Abstain:	34,864
Broker Non Votes:	21,147,126

Item 7.01	Regulation FD Disclosure.

On June 12, 2019, the Company issued a press release in which it announced the restructuring and management changes described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information set forth in or incorporated by reference into this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued by Tetraphase Pharmaceuticals, Inc., dated June 12, 2019.

Forward-Looking Statements

This report contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, estimates of employee headcount reductions and the Company’s estimated restructuring charges. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties in estimating the Company’s restructuring charges, future cash operating expenses, sufficiency of cash and cash equivalents and expected changes in number of employees. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Company’s business in general, see its Annual Report on Form 10-K filed on March 15, 2019 and its Quarterly Report on Form 10-Q filed on May 8, 2019. The Company does not plan to publicly update or revise any forward-looking statements contained in this report, whether as a result of any new information, future events, changed circumstances or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Maria Stahl
Date: June 12, 2019		Maria Stahl
Senior Vice President, General Counsel